                                                                      EXHIBIT 11

                                                                      Computation of Per Share Earnings
                                                                1999                 1998                  1997
                                                             -----------          -----------          -----------

 Basic:
      Net earnings                                           $28,331,000          $25,584,693          $26,112,680
                                                             ===========          ===========          ===========

      Net earnings available to common shareholders          $28,331,000          $25,584,693          $26,112,680
                                                             ===========          ===========          ===========

      Average common shares outstanding                       33,119,312           32,940,399           31,867,743
                                                             ===========          ===========          ===========

      Basic earnings per share                               $      0.86          $      0.78          $      0.82
                                                             ===========          ===========          ===========

 Diluted:
      Net earnings                                           $28,331,000          $25,584,693          $26,112,680
      Minority interest - OP Unitholders                         683,509              261,764                   --
                                                             -----------          -----------          -----------

                                                             $29,014,509          $25,846,457          $26,112,680
                                                             ===========          ===========          ===========

      Net earnings available to common shareholders          $29,014,509          $25,846,457          $26,112,680
                                                             ===========          ===========          ===========

 Dilutive stock options                                              248               22,607               53,469
 Dilutive stock loans                                                 --                1,806                   --
 Dilutive OP Units                                               784,480              339,776                   --
 Average common shares outstanding                            33,119,312           32,940,399           31,867,743
                                                             -----------          -----------          -----------

      Average diluted common shares outstanding               33,904,040           33,304,588           31,921,212
                                                             ===========          ===========          ===========

      Diluted earnings per share                             $      0.86          $      0.78          $      0.82
                                                             ===========          ===========          ===========